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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2003, except for Note T, as to which the date is March 28, 2003 relating to the financial statements and financial statement schedule of Genzyme Corporation; of our report dated February 7, 2003, except for Note U, as to which the date is March 28, 2003 relating to the combined financial statements of Genzyme General; of our report dated February 7, 2003 related to the combined financial statements of Genzyme Biosurgery; and of our report dated February 7, 2003 related to the combined financial statements of Genzyme Molecular Oncology, which appears in Genzyme Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 26, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS